UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2011

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington	98004
(Address of principal executive offices and internet site)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Coinstar, Inc. (“Coinstar”) held on June 1, 2011 (the “2011 Annual Meeting”), Coinstar’s stockholders approved the Coinstar, Inc. 2011 Incentive Plan (the “2011 Plan”).

The 2011 Plan will replace the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “1997 Plan”), which has been terminated as to new awards. Outstanding awards under the 1997 Plan will continue to be governed by the terms of the 1997 Plan. Stockholder approval of the 2011 Plan will provide flexibility to grant awards under the 2011 Plan that qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The 2011 Plan initially authorizes the issuance of 600,000 shares of common stock. In addition, as of the date of stockholder approval of the 2011 Plan, any shares not issued or subject to outstanding awards under the 1997 Plan plus any shares then subject to outstanding awards under the 1997 Plan that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares) will automatically become available for issuance under the 2011 Plan, up to an aggregate maximum of 2,985,055 shares.

The Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) administers the 2011 Plan, although the Board may delegate concurrent administration of the 2011 Plan to different committees consisting of one or more members of the Board in accordance with the 2011 Plan’s terms. In addition, the Board or the Compensation Committee may delegate granting authority to one or more officers of Coinstar in accordance with the 2011 Plan’s terms.

Employees, officers, directors, consultants, agents, advisors and independent contractors are eligible to receive awards under the 2011 Plan. Awards may consist of stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance awards or other stock or cash-based awards. The 2011 Plan will expire on June 1, 2021, unless earlier terminated pursuant to the terms of the 2011 Plan.

The description of the 2011 Plan contained in this report is qualified in its entirety by reference to the full text of the 2011 Plan, which was filed with the Securities and Exchange Commission on April 25, 2011 as Appendix A to Coinstar’s Definitive Proxy Statement on Schedule 14A for the 2011 Annual Meeting (the “2011 Proxy Statement”) and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, held on June 1, 2011, Coinstar’s stockholders voted on the following matters with the following results:

1. Election of three directors to the Board to serve until the 2014 annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
Deborah L. Bevier	22,466,478	1,841,473	205,738	3,664,873
David M. Eskenazy	22,354,187	1,953,039	206,463	3,664,873
Robert D. Sznewajs	22,028,038	2,279,598	206,053	3,664,873

2. To approve the 2011 Plan.

For	Against	Abstain	Broker Non-Votes
23,637,097	845,126	31,466	3,664,873

3. To approve an advisory resolution on the compensation of Coinstar’s named executive officers as set forth in the 2011 Proxy Statement.

For	Against	Abstain	Broker Non-Votes
24,266,313	216,042	31,334	3,664,873

4. The frequency of future advisory votes on the compensation of Coinstar’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
23,812,470	77,162	604,278	19,779	3,664,873

Consistent with the Board’s recommendation in the 2011 Proxy Statement and the voting results, Coinstar has determined to hold an advisory vote on the compensation of its named executive officers annually.

5. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Coinstar for the fiscal year ending December 31, 2011.

For	Against	Abstain
26,364,555	1,787,358	26,649

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Coinstar, Inc. 2011 Incentive Plan (incorporated by reference to Appendix A to Coinstar’s Definitive Proxy Statement filed on April 25, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: June 3, 2011	By:	/s/ Donald R. Rench
Donald R. Rench Chief Legal Officer, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Coinstar, Inc. 2011 Incentive Plan (incorporated by reference to Appendix A to Coinstar’s Definitive Proxy Statement filed on April 25, 2011)